Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Laurie A. Howard
U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107
(651) 495-3912
(Name, address and telephone number of agent for service)

General Nutrition Centers, Inc.
And the Subsidiary Guarantors listed below
(Issuer with respect to the Securities)

Delaware	72-1575168

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Sixth Avenue Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

8 5/8% Senior Notes due 2011
(Title of the Indenture Securities)

TABLE OF ADDITIONAL REGISTRANTS

		Primary Standard
	State or Other Jurisdiction of	Industrial Classification	I.R.S. Employer
Name of Additional Registrant*	Incorporation or Formation	Code Number	Identification No.
Subsidiary Guarantors
General Nutrition Companies, Inc.	Delaware	5499	04-3056351
General Nutrition Corporation	Pennsylvania	5499	25-1124574
General Nutrition Distribution Company	Delaware	5122	51-0343436
General Nutrition Distribution, L.P.	Delaware	5122	23-2946511
General Nutrition Government Services, Inc.	Delaware	5499	25-1797015
General Nutrition, Incorporated	Pennsylvania	5499	25-1027307
General Nutrition Investment Company	Arizona	6794	51-0313878
General Nutrition International, Inc.	Delaware	6794	51-0314976
General Nutrition Systems, Inc.	Delaware	5499	51-0393924
GNC (Canada) Holding Company	Delaware	5499	25-1787452
GNC Franchising, LLC (f/k/a GNC Franchising, Inc.)	Pennsylvania	6794	25-1560212
GNC Canada Limited (f/k/a GNC, Limited)	Delaware	5499	25-1787453
GNC US Delaware, Inc.	Delaware	6794	36-4345801
GN Investment, Inc.	Delaware	5499	52-2081543
Informed Nutrition, Inc.	Florida	5499	52-2005781
Nutra Manufacturing, Inc. (f/k/a Nutricia Manufacturing USA, Inc.)	South Carolina	2834	52-1456779
Nutra Sales Corporation (f/k/a General Nutrition Sales Corporation)	Arizona	5499	52-2103619

*	Address and telephone number of principal executive offices are the same as General Nutrition Centers, Inc.

FORM T-1

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2004, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Registration Number 333-67188.

NOTE

     The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 18th of May, 2005.

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Laurie A. Howard
Laurie A. Howard
Vice President

By:	/s/ Richard H. Prokosch
Richard H. Prokosch
Vice President

Exhibit 6

CONSENT

     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: May 18, 2005

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Laurie A. Howard
Laurie A. Howard
Vice President

By:	/s/ Richard H. Prokosch
Richard H. Prokosch
Vice President

Exhibit 7

U.S. Bank National Association
Statement of Financial Condition
As of 12/31/2004

($000’s)

12/31/2004
Assets
Cash and Due From Depository Institutions	$6,340,324
Federal Reserve Stock	0
Securities	41,160,517
Federal Funds	2,727,496
Loans & Lease Financing Receivables	122,755,374
Fixed Assets	1,791,705
Intangible Assets	10,104,022
Other Assets	9,557,200

Total Assets	$194,436,638

Liabilities
Deposits	$128,301,617
Fed Funds	8,226,759
Treasury Demand Notes	0
Trading Liabilities	156,654
Other Borrowed Money	25,478,470
Acceptances	94,553
Subordinated Notes and Debentures	6,386,971
Other Liabilities	5,910,141

Total Liabilities	$174,555,165

Equity
Minority Interest in Subsidiaries	$1,016,160
Common and Preferred Stock	18,200
Surplus	11,792,288
Undivided Profits	7,054,825

Total Equity Capital	$19,881,473

Total Liabilities and Equity Capital	$194,436,638

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association
By:	/s/ Laurie A. Howard
Laurie A. Howard
Vice President

Date: May 18, 2005